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Statement Re Computation of Per Share Earnings                        Exhibit 11


The Caldor Corporation and Subsidiaries
(dollars in thousands, except per share data)

                                                                    Year Ended          Year Ended            Year Ended
                                                                    February 1,          February 3,          January 28,
                                                                       1997                 1996                1995
                                                                    -----------------------------------------------------
Net Earnings (Loss)                                                 $   (185,325)       $   (301,028)       $     44,359
                                                                    ============        ============        ============


Weighted average number of common shares
         outstanding                                                  16,994,234          16,902,339          16,582,781
Common equivalent shares:
                  Shares issued upon exercise of warrants (1)                                                     89,091
                  Shares issued upon exercise of outstanding
                           stock options(1)                                                   15,604              81,164
                                                                    ------------        ------------        ------------
Weighted average number of common and common
         equivalent shares outstanding                                16,994,234          16,917,943          16,753,036
                                                                    ============        ============        ============
Net earnings (loss) per share (primary and fully-
         diluted)                                                   $     (10.91)       $     (17.79)       $       2.65
                                                                    ============        ============        ============

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(1) Calculated using the treasury stock method